Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200316
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 7, 2015)
WAVE SYSTEMS CORP.
7,300,000 SHARES
CLASS A COMMON STOCK

WARRANTS TO PURCHASE UP TO 3,650,000 SHARES OF CLASS A COMMON STOCK
Wave Systems Corp. (“Wave”) is offering 7,300,000 shares of its Class A common stock and warrants (the “Warrants”) to purchase up to 3,650,000 shares of its Class A common stock (and the shares of Class A common stock issuable from time to time upon exercise of the Warrants) pursuant to this prospectus supplement and the accompanying prospectus. The common stock and warrants will be sold as units, one share of Class A common stock and a warrant to purchase 0.50 shares of Class A common stock. The Warrants have an exercise price of $0.81 per share of Class A common stock and are exercisable for a period of sixty (60) months beginning on the date of issuance.
Our Class A common stock is traded on the NASDAQ Capital Market under the ticker symbol “WAVX.” The closing bid price of our Class A common stock on May 19, 2015 was $0.80 per share.
INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE READ “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE ACCOMPANYING PROSPECTUS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total Offering
Offering Price	$0.650	$4,745,000
Underwriting discounts and commissions (1)	$0.046	$332,150
Proceeds before expenses to us	$0.604	$4,412,850

We have granted the underwriter an option exercisable one or more times at any time or from time to time, in whole or in part, for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,095,000 shares of our Class A common stock and/or warrants to purchase up to 547,500 shares of our Class A common stock from us at the public offering price for each security, less underwriting discounts and commissions, solely to cover overallotments, if any. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $381,973 and the total proceeds to us, before expenses, will be $5,066,382.

(1) In addition, we will reimburse the underwriter for certain of its expenses as described under the "Underwriting" section beginning on page S-18 of this prospectus supplement.

Delivery of the securities will take place on or about May 27, 2015, subject to the satisfaction of certain conditions.

1

As of May 19, 2015, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or the public float, was approximately $41.1 million, which was calculated based on 51,349,534 shares of outstanding Class A common stock held by non-affiliates and on a price per share of $0.80, the closing price of our Class A common stock on the NASDAQ Capital Market on May 19, 2015. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus other than $5,127,130 pursuant to the January 2015 offering. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float, measured as of a date within 60 days prior to such sale, in any 12-month period so long as our public float remains below $75.0 million. As of May 19, 2015, one-third of our public float, calculated based on the highest closing price of our Class A common stock within the last 60 days, is equal to approximately $15.6 million.
In addition to the shares covered under this prospectus, our securities are currently also subject to ongoing public distribution pursuant to (i) a prospectus covering the resale of an aggregate of 5,267,374 shares of our Class A common stock issued in connection with our acquisition of Safend, Ltd. on September 22, 2011 (pursuant to the registration statement on Form S-3, Registration No. 333-177644), (ii) a prospectus covering the resale of an aggregate of 1,807,230 shares of our Class A common stock issued to certain selling stockholders (pursuant to the registration statement on Form S-3, Registration No. 333-188627) and (iii) a prospectus covering the resale of an aggregate of 372,578 shares of our Class A common stock issued to certain selling stockholders (pursuant to the registration statement on Form S-3, Registration No. 333-191699).

Roth Capital Partners
The date of this prospectus supplement is May 21, 2015.

2

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you

S-i

in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.

S-ii

ABOUT THIS PROSPECTUS

Unless indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the Company,” “Wave,” “we,” “us,” “our,” or similar references mean Wave Systems Corp.
This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and our Class A common stock and the Warrants. The second part, which is the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement . If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on November 17, 2014 with the SEC using a “shelf” registration process with respect to up to $15,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective on January 7, 2015. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $15 million, of which this offering is a part. Neither we nor the underwriter have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or Class A common stock is sold on a later date.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. The name Wave Systems Corp. and our logo are our trademarks. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference, and any free writing prospects that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, from time to time we may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and other aspects of our present and future business operations and similar matters that also constitute such forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. You can generally identify forward-looking statements as statements containing the words “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” and other similar expressions or the negatives of these terms. You should be aware that the matters described in our forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategies;

•	market trends and risks;

•	assumptions regarding economic conditions;

•	circumstances affecting anticipated revenues and costs; and

•	legislative, regulatory and competitive developments.

In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. We intend that these forward-looking statements be subject to the safe harbors created by the relevant provisions of the Securities Act and the Exchange Act.
These forward-looking statements are subject to various risks and uncertainties, including those related to:

•	our ability to successfully develop products;

•	rapid technological change in our markets;

•	anticipated sources of future revenues;

•	changes in demand for our future products;

•	our ability to raise capital in the future; and

•	the adequacy of our capital resources to fund our operations.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the prospectus accompanying this prospectus supplement or in periodic reports that we file from time to time with the SEC and have incorporated by reference into the accompanying prospectus and this prospectus supplement could cause our actual results to differ materially from those projected in any forward-looking statements we make. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before investing in our Class A common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Company Overview
We develop products and platforms that reduce the complexity, cost and uncertainty of data protection and authentication. Unlike other vendors who try to secure information by adding layers of software for security, we leverage the hardware security capabilities built directly into endpoint computing platforms themselves. We have been among the foremost experts on this growing trend, leading the way with first-to-market solutions and helping shape standards through our work as a board member for the Trusted Computing Group (TCG).
Industry Background
We believe the market for information security products and services is being driven by three key factors: the adoption of cloud-computing; the mobilization of the workforce; and the “Bring Your Own Device” trend. Each of these factors pose significant new challenges for a company's information technology (“IT”) department. This is resulting in increasing allocation of IT budget and resources to improve key security areas, such as user authentication and data protection. In many industries, such as finance, energy, and healthcare, compliance requirements play a key role.
The increasing frequency and sophistication of cyberattacks against corporations mean that security is no longer purely the concern of IT. Management and board members are spending more time focused on security and risk. In 2014, major data breaches occurred at companies including Sony, J.P. Morgan Chase, Target, and Home Depot. In the public sector, hacks have occurred at the State Department, the White House, the U.S. Postal Service, and the National Oceanic and Atmospheric Administration. These high profile attacks are leading many companies to question whether continuing with their approach to security will provide them with sufficient protection.
We believe that software alone does not offer sufficient protection against cyberattack, and we have been instrumental in the development of purpose-built hardware to enable secure cryptographic operations. In other words, security is not an afterthought addressed with a software download, but rather it is a capability embedded within the device itself. This approach is commonly referred to as “Trusted Computing”.
Trusted Computing is widely supported across the PC industry. The TCG was formed in April 2003 by its promoting founders: AMD, HP, IBM, Intel, and Microsoft. We were initially invited to join the founding group as a contributing member. Since 2008, we have held a permanent seat on the TCG Board of Directors. Permanent members of the TCG Board of Directors provide guidance to the organization's work groups in the creation of specifications used to protect computing devices from attacks and to help prevent data loss and theft. Our status allows us to take a more active role in helping to develop, define and promote hardware-enabled trusted computing security technologies, including related hardware building blocks and software interfaces.
The TCG promotes a hardware-based trusted computing platform, which is a platform that uses a semiconductor device, known as a Trusted Platform Module (“TPM”) that contains protected storage and performs protected activities allowing for the attestation of the state of the platform which provides the first level of trust for the computing platform (a “Trusted Platform”). The TPM is a hardware chip that is separate from the platform's main central processing unit(s) that enables secure protection of files and other digital secrets and performs critical security functions. While TPMs provide the anchor for hardware security, known as the “root of trust,” trust is achieved by integrating the TPM within a carefully architected trust infrastructure and supporting the TPM with essential operational and lifecycle services, such as key management and credential authentication.
The TCG also promotes the use of self-encrypting drives (“SEDs”). SEDs are based on TCG specifications which enable integrated encryption and access control within the protected hardware of the disk drive. SEDs are designed to provide advanced data protection technology and they differ from software-based full disk encryption in that encryption takes place in hardware in a manner designed to provide robust security without slowing processing speeds. Because the drives can be factory-installed, these systems can be configured such that encryption is “always on” for the protection of proprietary information.
Products and Services
Cyberattacks are a constant threat to every company. Last year, the Target Corporation attack resulted in the theft of personal information from an estimated 110 million accounts. As the sophistication of cyberattacks grows, the inadequacies of many legacy, software-based solutions are exposed. Our products are purpose-built to prevent such attacks. Our products can be combined to form a hardened cybersecurity solution covering access management, encryption, and data protection. Our products provide a complementary set of solutions that focus on authentication, encryption and data-loss protection. Unlike other solutions that depend on software as the foundation of security, our solutions utilize hardware as the security foundation for devices. This security foundation is provided by built in hardware that is part of the device, not added on. With hardware as the security foundation, IT has unprecedented, yet straightforward control over exactly who has access to sensitive data and control over what devices can access that data.
We provide centralized remote management of our products in both on-premise and cloud platforms. For on-premise configurations, EMBASSY Remote Administration Server (“ERAS”) hosts Wave’s Virtual Smart Card 2.0, TPM Management, SED Management and BitLocker Management products. The Data Protection Server hosts the Protector, Inspector and Encryptor products. For cloud configurations, Wave Cloud Encryption Management hosts SED Management, BitLocker Management and Macintosh Operating Systems (“Mac OS”) Encryption management. Wave’s core set of offerings are set forth below:
Authentication Solutions
Wave Virtual Smart Card 2.0 (“VSC”) provides two factor authentication for Windows login as well as authentication for any software application that supports the Microsoft Smart Card infrastructure. Currently, Wave’s VSC product eliminates the expense of distributing physical tokens and the expense of replacing lost tokens, removing the biggest barrier to entry for enterprises to use two factor solutions.
TPM Management - The TPM Management solution provides device and user identification management by allowing IT administrators to manage and provision TPMs. TPM Management provides the ability to use TPM security for authentication to Virtual Private Networks, 802.1x Wireless and Microsoft Direct Access. Access to a network can be restricted to only known devices based on a TPM based certificate, providing further protection for the corporate network.
Encryption Solutions
SED Management provides full lifecycle management of Opal 1 and Opal 2 SEDs. SEDs are the industry leading standard for hardware-based end point device encryption. Wave’s solution offers SED initialization, user management, SED locking, SED user recovery and SED crypto erase. Wave's solution support substantially more Opal SED's than any other product on the market today.
BitLocker® Management provides automated turn-key management for Microsoft BitLocker® encryption. Bitlocker is a suitable interim encryption solution for organizations that have not yet fully phased SEDs into their environment. Wave’s BitLocker® Management allows IT to set policies and monitor security from a single console-simplifying an organization's deployment by reducing the need for specialized knowledge or costly systems.
Mac OS Encryption provides management of encryption on Mac OS devices. It is available from the Wave Cloud Encryption platform only. Mac OS devices are typically a small percentage of an enterprise's population of devices. Wave Cloud Encryption Management of Mac OS devices provides an economic way to protect data for the enterprise.
Data Loss Protection
The Protector product (“Protector”) provides port control and removable media encryption. Protector blocks users from connecting to unauthorized devices or using unauthorized interfaces (including public hot spots). As an example, Protector allows an IT Administrator to define if users can use USB memory devices. Also when the action is authorized, it enforces encryption, automatically guiding the user through securing data.
The Inspector product (“Inspector”) provides enforcement of data-centric security policies across multiple channels, including email, web (HTTP, HTTPS), FTP, external storage devices, CD/DVD burners, iPhone, iPad and other smart phones, file repositories, print screen, local printers, and network printers. Inspector will inspect, classify and block leakage of sensitive data in real time. Enterprise users access large amounts of data in the course of their normal jobs, Inspector ensures they do not mistakenly send a document with sensitive data to an unauthorized source.
The Encryptor product (“Encryptor”) provides software full disk encryption. It is suitable as part of an enterprise migration to SED to cover their legacy systems running Windows XP or Vista
Market Overview
Software has traditionally secured critical information on networks and PCs and allowed for user access to various applications. Virus attacks and breaches of security are on the rise and have demonstrated that software, on its own, is not always capable of completely securing a network or platform. Because of these security concerns, we believe that there is a need in the computer industry for the development and deployment of a more robust and reliable security infrastructure including new security hardware in devices to guard against these persistent security risks. We are seeking to become a software, application and services leader in the hardware-based digital security market. We believe Wave has been a pioneer in developing hardware-based computer security systems and that we are distinctly positioned to take advantage of our unique knowledge, significant technology assets and trusted computing intellectual property. Our objective is to make our products and services the preferred applications and infrastructure for Trusted Platforms.
We operate in the information security market, a highly competitive and fragmented environment that is characterized by rapidly evolving technology. The competitive factors defining these evolving markets include product features, compatibility, standards compliance, quality and reliability, ease of use, performance, customer service and support, distribution and price. The features of our products should allow us to compete favorably primarily because of our cross-platform interoperability and ease of use. The rate of market acceptance of Trusted Computing solutions continues to reflect its formative and early stages despite the substantial increase in distribution of the technology.

THE OFFERING

Class A common stock offered by us	7,300,000 shares

Class A common stock subject to Warrants offered by us	3,650,000 shares

Class A common stock to be outstanding after this offering	58,775,368 shares, or 62,425,368 shares if the Warrants are exercised in full (1)

Overallotment option (2)
We have granted the underwriter an option to purchase up to 1,095,000 additional shares of our Class A common stock and/or warrants to purchase up to 547,500 shares of our Class A common stock to cover overallotments, if any. This option is exercisable one or more times at any time or from time to time, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement and the related accompanying prospectus to provide working capital for our business. See “Use of Proceeds” below.

NASDAQ Capital Market symbol	WAVX

Risk Factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should consider carefully before making an investment decision.

(1)
The number of shares of common stock to be outstanding after this offering is based on 51,475,368 shares outstanding as of May 19, 2015 and excludes (i) 3,072,495 shares of our Class A common stock issuable upon the exercise of outstanding stock options as of May 19, 2015, at a weighted average exercise price of $4.72 per share, of which 2,045,563 options are exercisable as of such date; (ii) 6,974,945 shares of common stock issuable upon the exercise of outstanding warrants as of May 19, 2015 at a weighted average exercise price of $1.61 per share; (iii) 2,361,187 shares of our Class A common stock reserved for future grant or issuance under our 1994 Employee Stock Option Plan; (iv) 101,292 shares of our Class A common stock reserved for future grant or issuance under our Non-Employee Directors Stock Option Plan; and (v) 1,075,674 shares of our Class A common stock reserved for future grant or issuance under our 2004 Employee Stock Purchase Plan.

(2)
The underwriter has informed us that they intend to exercise the underwriter’s overallotment option as to the Warrants with respect to all Units which were overalloted at the time of the initial offering. Since our Warrants are not listed on a national securities exchange or other nationally recognized trading system, the underwriter is unable to satisfy such overallotment without exercising the underwriter’s overallotment option. Although the Class A common stock and the Warrants shall be sold together as a Unit, they shall be immediately separable and transferable upon issuance. Therefore, the underwriters have no obligation to exercise the overallotment option with respect to the Class A common stock. If the underwriter exercises the overallotment option as to the Warrants in full, but not with respect to the Class A common stock, then the effective warrant coverage for each share of Class A common stock issued could be as high as 58% instead of the 50% stated and you will be subject to further dilution.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriter of its overallotment option.

MARKET PRICE AND DIVIDENDS ON OUR STOCK

Recent Market Prices

The high and low bid prices for our Class A common stock as reported by NASDAQ for the periods indicated are as follows. Such prices are inter-dealer prices without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2012:
First Quarter	10.36	6.40
Second Quarter	7.68	2.60
Third Quarter	4.80	2.12
Fourth Quarter	4.08	2.36
Year Ended December 31, 2013:
First Quarter	4.24	2.60
Second Quarter	2.80	1.20
Third Quarter	1.91	0.87
Fourth Quarter	1.44	0.82
Year Ended December 31, 2014:
First Quarter	1.18	0.69
Second Quarter	2.32	0.80
Third Quarter	1.66	1.03
Fourth Quarter	1.34	0.76
Year Ended December 31, 2015:
First Quarter	0.89	0.60
Second Quarter (through May 19, 2015)	0.93	0.68

As of May 19, 2015, there were approximately 17,500 owners of record of our Class A common stock and 11 owners of record of our Class B common stock.
Dividend Policy

We have never declared nor paid any cash dividends on our capital stock. We currently anticipate that we will retain all future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

RISK FACTORS

AN INVESTMENT IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE FOLLOWING RISK FACTORS, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 5 OF THE ACCOMPANYING PROSPECTUS, TOGETHER WITH THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE PURCHASING OUR CLASS A COMMON STOCK. ADDITIONAL RISKS NOT CURRENTLY KNOWN TO US OR WHICH WE CONSIDER IMMATERIAL BASED ON INFORMATION CURRENTLY AVAILABLE TO US MAY ALSO MATERIALLY ADVERSELY AFFECT US. IF ANY OF THE RISKS DISCUSSED IN THE ACCOMPANYING PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS, PROSPECTS OR FINANCIAL CONDITION COULD BE HARMED. THIS COULD CAUSE THE MARKET PRICE OF OUR CLASS A COMMON STOCK TO DECLINE AND COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT.
Our business, financial condition and results of operations may be adversely affected by the unprecedented economic and market conditions.

The U.S. and numerous other leading markets around the world continue to experience slow recoveries or more challenging economic conditions, and we believe meaningful risk remains of returned deterioration in economic conditions and of substantial and continuing financial market disruptions in certain large economies. Conditions in the global financial markets and economic and geopolitical conditions throughout the world are outside of our control and difficult to predict, being influenced by factors such as national and international political circumstances (including governmental instability, wars, terrorist acts or security operations), interest rates, market volatility, asset or market correlations, equity prices, availability of credit, inflation rates, economic uncertainty, changes in laws or regulation including as regards taxation, trade barriers, commodity prices, interest rates, currency exchange rates and controls. While many governments, including the U.S. federal government, have taken substantial steps to stabilize economic conditions in an effort to increase liquidity and capital availability, if economic conditions should weaken, the business environment in our principal markets would be adversely affected, which may negatively impact, among other things:

•	the continued growth and development of our business;

•	our liquidity;

•	our ability to raise capital and obtain financing; an

•	the price of our common stock.

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss our business will not be financially viable.

We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. Wave’s revenue during the three-months ended March 31, 2015 was less than operating expenses as our products have not yet attained widespread commercial acceptance. This is due in part to the early stage nature of our products with respect to the digital security industry in which we operate. As of March 31, 2015, we had an accumulated deficit of approximately $435.0 million and negative working capital of approximately $4.7 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.
To achieve profitability we must, among other things:

•
continue to convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

•	convince computer end users and enterprise computer customers to purchase our upgrade software and server products for trusted computing;

•	continue to maintain the necessary resources, especially talented software programmers;

•
continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

•	generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.
We may be unable to raise or generate the additional financing or cash flow, which will be necessary to continue as a going concern for the next twelve months.

Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.
In addition to our efforts to generate revenue sufficient to fund our operations or complete one or more commercial or strategic transactions, Wave may evaluate additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted and the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing, we will be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate which would in turn impede our ability to achieve our business objectives. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable. If we are not successful in generating sufficient cash flow or obtaining additional funding we may be unable to continue our operations, develop or enhance our products, take advantage of future opportunities or respond to competitive pressures. Due to our current cash position, our forecasted capital needs over the next twelve months and beyond, the fact that we will require additional financing and uncertainty as to whether we will achieve our sales forecast for our products and services, substantial doubt exists with respect to our ability to continue as a going concern.
If our OEM customers fail to purchase our components or to sell sufficient quantities of their products incorporating our components or if our OEM customers’ sales timing and volume fluctuates, it may have an adverse effect on our results of operations.

In general, our ability to make sales to OEM customers depends on our ability to compete on price, delivery and quality. The timing and volume of these sales depend upon the sales levels and shipping schedules for the products into which our OEM customers incorporate our products. Thus, even if we develop a successful component, our sales will not increase unless the product into which our component is incorporated is successful. If our OEM customers decide not to incorporate our products as components of their products or fail to sell a sufficient quantity of products incorporating our components, or if the OEM customers' sales timing and volume fluctuate, it may lead to a reduction in our sales and have an adverse effect on our results of operations.
Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.
Wave’s business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.
As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.
Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

Wave’s product offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.
Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.
Our products have not been accepted as industry standards which may slow their sales growth.

We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop and/or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology; and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.
If we do not keep up with technological changes our product development and business growth will suffer.

Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements and emerging industry standards, our success will depend upon, among other things, our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost-effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer and we may not have the ability to remain in business.
We are subject to risks relating to potential security breaches of our software products.

Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.
A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks. If the security of products or services is breached, our results of operations may be materially adversely affected by the liability resulting from the breach.
Competition and competing technologies may render some or all of our products non-competitive or obsolete.

An increasing number of market entrants have introduced or are developing products and services that compete with Wave's. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave's potential competitors include security solutions providers such as WinMagic, RSA Security, Inc., Sophos, Symantec, McAfee, SafeNet, Softex, Entrust, Inc. and Absolute Software.
Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave’s early stage and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.
We have a high dependence on relationships with strategic partners that must continue or our ability to successfully market our products will be impaired.

Due in large part to Wave’s early stage and lesser name recognition, we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems’ integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.
Product defects or development delays may limit our ability to sell our products.

We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market’s demand.
If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

We believe that our future success depends upon the continued service of our key technical personnel and on our ability to attract and retain highly skilled technical, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.
We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.
We rely on trade secrets and proprietary know-how which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached and we may not have adequate remedies for these breaches. Our trade secrets may become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. However, intellectual property laws may not adequately protect our technology. We have registered various trademark and service mark registrations with the United States Patent and Trademark Office. Wave may apply for additional name and logo marks in the United States and foreign jurisdictions in the future, but we cannot be assured that registration of any of these trademarks will be granted.
We conduct a portion of our operations in the State of Israel and, therefore, political, economic and military instability in Israel and its region may adversely affect our business.

Safend's operations are located in the State of Israel which will constitute a material portion of our business. Accordingly, political, economic and military conditions in Israel and the surrounding region may affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Although Israel has entered into peace treaties with Egypt and Jordan, and various agreements with the Palestinian Authority, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians and others, since September 2000. The establishment in 2006 of a government in the Gaza Strip by representatives of the Hamas militant group has created heightened unrest and uncertainty in the region. In mid-2006, Israel engaged in an armed conflict with Hezbollah, a Shiite Islamist militia group based in Lebanon, and in June 2007, there was an escalation in violence in the Gaza

Strip. From December 2008 through January 2009, Israel engaged in an armed conflict with Hamas, which involved missile strikes against civilian targets in various parts of Israel and which negatively affected business conditions in Israel. During July 2014, Israel was again engaged in an armed conflict with Hamas involving missile strikes against civilian targets in various parts of Israel which negatively affected business conditions in the region. Also, there continues to be great international concern in connection with Iran’s efforts to develop and enrich uranium which could lead to the development of nuclear weapons. Iran’s successful enrichment of uranium could significantly alter the geopolitical landscape in the Middle East, including the threat of international war, which could significantly impact business conditions in Israel.
Recent political uprisings, regime changes and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and have raised new concerns regarding security in the region and the potential for armed conflict. Among other things, this instability may affect the global economy and marketplace through changes in oil and gas prices. Further escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and the portion of our business related to our operations there.
Safend received Israeli government grants for certain of its research and development activities. The terms of these grants may require Safend to meet certain requirements in order to manufacture products and transfer technologies outside of Israel. Safend may be required to pay penalties in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs.

The research and development efforts of Safend have been financed, in part, through grants that Safend has received from the Israeli Office of the Chief Scientist, or OCS. Safend therefore must comply with the requirements of the Israeli Law for the Encouragement of Industrial Research and Development, 1984, and related regulations, or the Research Law regarding the intellectual property and products generated by Safend. The terms of these grants and the Research Law restrict the transfer of know-how if such know-how is related to products, know-how and/or technologies which were developed using the OCS grants, and the transfer of manufacturing or manufacturing rights of such products, technologies and/or know-how outside of Israel without the prior approval, pursuant to the Research Law, of the appropriate authority of the OCS. Therefore, the discretionary approval of an OCS committee will be required for any transfer to third parties outside of Israel of rights related to certain of Safend’s technologies which have been developed with OCS funding. Safend may not receive the required approvals should it wish to transfer this technology and/or development outside of Israel in the future. Safend did not receive any grants during the three-months ended March 31, 2015 and does not intend on applying for new grants in the future.
Furthermore, the OCS may impose certain conditions on any arrangement under which Safend transfers technology or development out of Israel. Overseas transfers of technology, manufacturing and/or development from OCS funded programs, even if approved by the OCS, may be subject to restrictions set forth in the Research Law. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. If Safend fails to comply with the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any OCS payments previously received by Safend, together with interest and penalties, and may also be subject to criminal penalties.
Failure to comply with the Foreign Corrupt Practices Act (“FCPA”), and other similar anti-corruption laws, could subject us to penalties and damage our reputation.

We are subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from making corrupt payments to foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment, and requires companies to maintain certain policies and procedures. Certain of the jurisdictions in which we conduct business are at a heightened risk for corruption, extortion, bribery, pay-offs, theft and other fraudulent practices. Under the FCPA, U.S. companies may be held liable for actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of the FCPA, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.

Regulation of international transactions may limit our ability to sell our products in foreign markets.

Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products without a license and with no restrictions to any country throughout the world with the exception of Cuba, Iran, North Korea, Sudan and Syria.
Any new product offerings will be subject to review by the Bureau of Export Administration to determine what export classification they will receive. Enhancements to existing products may be subject to review by the Bureau of Export Administration to determine their export classification. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently, we are allowed to export the products for which we have received classification in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.
In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets. A violation of foreign regulations could limit our access to such markets and have a negative effect on our results of operations.
Our stock price is volatile.

The price of our Class A Common Stock has been, and likely will continue to be, subject to wide fluctuations in response to a number of events and factors such as:

•	quarterly variations in operating results;

•	announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

•	the operating and stock price performance of other companies that investors may deem comparable to us; and

•	news reports relating to trends in our markets.

In addition, the stock market in general and the market prices for technology-related companies in particular have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A Common Stock and any of our other securities for which a market develops regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. It is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense. The diversion of management’s attention and capital resources could have a material adverse effect on our business. In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

Governmental regulation may slow our growth and decrease our profitability.

There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent, in significant respect, on the Internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.
Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.
If we make any acquisitions we will incur a variety of costs and may never realize the anticipated benefits.

If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses which could adversely affect our results of operations and financial condition.
If our common stock ceases to be listed for trading on the NASDAQ Capital Market, it may harm our stock price and make it more difficult to sell shares.

Our common stock is listed on the NASDAQ Capital Market. In order to maintain our NASDAQ listing, NASDAQ Marketplace Rule 5550(a)(2) (the “Bid Price Rule”) requires that the bid price for our common stock not fall below $1.00 per share for a period of 30 consecutive trading days. On January 15, 2015, we received notification from the Listing Qualifications Department of the NASDAQ Stock Market indicating that our common stock is subject to potential delisting from the NASDAQ Capital Market because for a period of 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under the Bid Price Rule. The NASDAQ notice indicated that, in accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), we will be provided 180 calendar days, or until July 14, 2015, to regain compliance. If, at anytime before July 14, 2015, the bid price of the our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ staff will provide written notification that it has achieved compliance with the Bid Price Rule. If we fail to regain compliance with the Bid Price Rule before July 14, 2015 but we meet all of the other applicable standards for initial listing on the NASDAQ Capital Market with the exception of the minimum bid price, then we may be eligible to have an additional 180 calendar days, or until January 10, 2016, to regain compliance with the Bid Price Rule. In addition to the Bid Price Rule, in order to remain listed on the NASDAQ Capital Market, we must also maintain compliance with all of the other required continued listing requirements of the NASDAQ Capital Market, including the $35 million market capitalization requirement. If our common stock ceases to be listed for trading on the NASDAQ Capital Market, we expect that our common stock would be traded on the Financial Industry Regulatory Authority’s Over-the-Counter Bulletin Board (OTC-BB). The level of trading activity of our common stock may decline if it is no longer listed on the NASDAQ Capital Market. If our common stock ceases to be listed for trading on the NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price and make it more difficult to sell your shares of our common stock.
Our ability to raise capital may be limited by applicable laws and regulations.

Our ability to raise capital using a shelf registration statement may be limited by, among other things, current Securities and Exchange Commission (“SEC”) rules and regulations. Under current SEC rules and regulations, we must meet certain requirements to use a Form S−3 registration statement to raise capital without restriction as to the amount of the market value of securities sold thereunder. One such requirement is that the market value of our outstanding common stock held by non−affiliates, or public float, be at least $75.0 million as of a date within 60 days prior to the date of filing the Form S−3 (and the date of any Form 10-K filing thereafter, which is deemed a “re-evaluation date”) . If we do not meet that requirement, then the aggregate market value of securities sold by us or on our behalf under the Form S−3 in any 12−month period is limited to an aggregate of one−third of our public float. Moreover, even if we meet the public float requirement at the time we file a Form S−3, SEC rules and regulations require that we periodically re−evaluate the value of our public float, and if, at a re−evaluation date, our public float is less than $75.0 million, we would become subject to the one−third of public float limitation described above. If our ability to utilize a Form S−3 registration statement for a primary offering of our securities is limited to one−third of our public float, we may conduct such an offering pursuant to an exemption from registration under the Securities Act or under a Form S−1 registration statement and we would expect either of those alternatives to increase the cost of raising additional capital relative to utilizing a Form S−3 registration statement.
In addition, under current SEC rules and regulations, our common stock must be listed and registered on a national securities exchange in order to utilize a Form S−3 registration statement (i) for a primary offering, if our public float is not at least $75.0 million as of a date within 60 days prior to the date of filing the Form S−3, or a re−evaluation date, whichever is later, and (ii) to register the resale of our securities by persons other than us (i.e., a resale offering). While currently our common stock is listed on the NASDAQ, there can be no assurance that we will be able to maintain such listing. The NASDAQ reviews the appropriateness of continued listing of any issuer that falls below the exchange’s continued listing standards. Previously, including as recently as January 2015, we were not in compliance with certain NASDAQ continued listing standards and were at risk of having our common stock delisted from the NASDAQ. For additional information regarding this risk, see the risk factor above titled “If our common stock ceases to be listed for trading on the NASDAQ Capital Market, it may harm our stock price and make it more difficult to sell shares.”
Our ability to timely raise sufficient additional capital also may be limited by the NASDAQ’s stockholder approval requirements for transactions involving the issuance of our common stock or securities convertible into our common stock. For instance, the NASDAQ requires that we obtain stockholder approval of any transaction involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into our common stock) at a price less than the greater of book or market value, which (together with sales by our officers, directors and principal stockholders) equals 20% or more of our then outstanding common stock, unless the transaction is considered a “public offering” by the NASDAQ staff. Based on 51,475,368 shares of our common stock outstanding as of April 27, 2015 and the closing price per share of our common stock on such date, which was $0.76, we could not raise more than approximately $7.8 million without obtaining stockholder approval, unless the transaction is deemed a public offering or does not involve the sale, issuance or potential issuance by us of our common stock (or securities convertible into our common stock) at a price less than the greater of book or market value. We believe that this offering is considered by the NASDAQ staff to be a public offering. In addition, certain prior sales by us may be aggregated with any offering we may propose in the future, further limiting the amount we could raise in any future offering that is not considered a public offering by the NASDAQ staff and involves the sale, issuance or potential issuance by us of our common stock (or securities convertible into our common stock) at a price less than the greater of book or market value. The NASDAQ also requires that we obtain stockholder approval if the issuance or potential issuance of additional shares will be considered by the NASDAQ staff to result in a change of control of our company.
Obtaining stockholder approval is a costly and time-consuming process. If we are required to obtain stockholder approval for a potential transaction, we would expect to spend substantial additional money and resources. In addition, seeking stockholder approval would delay our receipt of otherwise available capital, which may materially and adversely affect our ability to execute our current business strategy, and there is no guarantee our stockholders ultimately would approve a proposed transaction. A public offering under the NASDAQ rules typically involves broadly announcing the proposed ultimately would approve a proposed transaction. A public offering under the NASDAQ rules typically involves broadly announcing the proposed transaction, which often times has the effect of depressing the issuer’s stock price. Accordingly, the price at which we could sell our securities in a public offering may be less, and the dilution existing stockholders experience may in turn be greater, than if we were able to raise capital through other means.

DILUTION

If you invest in our common stock and warrants, your ownership interest will be diluted by the difference between the price per unit you pay (attributing no value to the warrant) and the net tangible book value per share of our common stock immediately after this offering.
Our unaudited net tangible book value as of March 31, 2015 was approximately $(11,683,000), or $(0.23) per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the 7,300,000 shares of Class A common stock and warrants to purchase up to 3,650,000 shares of our Class A common stock offered in this offering, at a public offering price of $0.65 per unit, and after deducting the underwriting discounts and commissions, and estimated reimbursable and other offering expenses payable by us, our net tangible book value as of March 31, 2015 would have been approximately $(7,520,000), or $(0.128) per share of common stock. This represents an immediate increase in net tangible book value of $0.099 per share to our existing stockholders and an immediate and substantial dilution of $0.778 per share to new investors. The following table illustrates this per share dilution:

Public Offering price per share		$0.650

Net tangible book value per share as of March 31, 2015	(0.227)

Increase per share attributable to new investors participating in this offering	0.099

As adjusted net tangible book value per share after this offering		(0.128)

Dilution per share to new investors participating in this offering		$0.778

If the underwriter exercises in full its option to purchase 1,095,000 additional shares of Class A common stock and Warrants to purchase up to 547,500 shares of Class A common stock at the public offering price, the as adjusted net tangible book value after this offering would have been $(0.115) per share, representing an increase in net tangible book value of $0.113 per share to existing stockholders and immediate dilution in net tangible book value of $0.765 per share to new investors purchasing our Class A common stock and warrants in this offering at the public offering price.

The information above is based on 51,475,368 shares of Class A common stock and 8,885 shares of Class B common stock outstanding as of May 19, 2015 (after giving effect to this offering) and excludes:

•	3,072,495 shares of Class A common stock reserved for issuance upon the exercise of employee and director options outstanding;

•	2,462,479 shares of Class A common stock reserved for issuance under existing option plans;

•	1,075,674 shares of Class A common stock reserved for issuance under employee stock purchase plan; and

•	6,974,945 shares of Class A common stock reserved for the exercise of warrants outstanding prior to this offering.

The underwriter has informed us that they intend to exercise the underwriter’s overallotment option as to the Warrants with respect to all Units which were overalloted at the time of the initial offering. Since our Warrants are not listed on a national securities exchange or other nationally recognized trading system, the underwriter is unable to satisfy such overallotment without exercising the underwriter’s overallotment option. Although the Class A common stock and the Warrants shall be sold together as a Unit, they shall be immediately separable and transferable upon issuance. Therefore, the underwriters have no obligation to exercise the overallotment option with respect to the Class A common stock. If the underwriter exercises the overallotment option as to the Warrants in full, but not with respect to the Class A common stock, then the effective warrant coverage for each share of Class A common stock issued could be as high as 58% instead of the 50% stated and you will be subject to further dilution.

To the extent that any of outstanding options or warrants are exercised, new options are issued under our stock incentive plans or we issue additional shares of common stock in the future, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
CORPORATE INFORMATION

Our address is 480 Pleasant Street, Lee, Massachusetts 01238, and our telephone number is (413) 243-1600.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering, excluding the proceeds, if any, from the exercise of Warrants in this offering, will be approximately $4,156,000 or approximately $4,816,000 if the underwriter exercises in full its over-allotment option, after deducting the estimated offering expenses. We will retain broad discretion over the use of the net proceeds from the sale of our Class A common stock offered hereby. We currently anticipate using the net proceeds from the sale of our Class A common stock hereby primarily for working capital.
We may also use a portion of the net proceeds to acquire or invest in businesses complementary to Wave’s business, products and technologies. Although we currently have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

DESCRIPTION OF COMMON STOCK AND WARRANTS

In this offering, we are offering units, consisting of 7,300,000 shares of Class A common stock and warrants to purchase up to 3,650,000 shares of Class A common stock. Each unit consists of one share of Class A common stock and a 60 month warrant that is immediately exercisable to purchase 0.50 shares of Class A common stock at an exercise price of $0.81. The shares of Class A common stock and warrants will be issued separately but can only be purchased together in this offering. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.
Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 15 of the accompanying prospectus.
Terms of Warrants

The material terms and provisions of the warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.
Exercise Price: The Warrants are exercisable for shares of Class A common stock at an exercise price of $0.81 per share. The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price, though not the number of shares issuable upon exercise of the Warrants, is also subject to adjustment for issuances of our common stock or securities exercisable or convertible into our common stock at a price less than the original exercise price.
Exercise Period: The Warrants are exercisable for a period of sixty (60) months beginning on the date of issuance.
Exercise of Warrants: Each Warrant will entitle the holder to purchase shares of Class A common stock at the exercise price stated above. The holder of a Warrant may exercise such Warrant in whole or in part at any time during the exercise period, by delivering to us a duly executed facsimile copy of the exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below).
Beneficial Ownership Blocker: the holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after the exercise. The holder may elect to change this beneficial ownership limitation from 4.99% to up to 9.99% of the number of our common shares outstanding immediately after the exercise upon not less than 61 days’ prior written notice to us.
Cashless exercise: The holders of Warrants must make payment in cash of the exercise price of the shares being acquired upon exercise of the Warrants. If, however, at any time from the date of issuance, we are unable to offer and sell the shares underlying these Warrants due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the Warrants may be exercised on a “net” or “cashless” basis.
Transferability. The Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

Fundamental Transactions and Change of Control. If we consummate any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, the sale of all or substantially all of our assets, or another transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of Warrants will thereafter receive upon exercise of the Warrants the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation, merger or other transaction. In addition, in the event of a fundamental transaction that constitutes a change of control as defined in the Warrants, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 90 days following the consummation of the transaction, an amount of cash equal to the value of the unexercised Warrants held by such holder as determined in accordance with the Black-Scholes option pricing formula.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the securities. The Class A common stock and warrants will be sold as units, with each unit consisting one share of Class A common stock and a 60 month warrant that is immediately exercisable to purchase 0.50 shares of Class A common stock at an exercise price of $0.81.
We have granted the underwriter an option, exercisable one or more times at any time or from time to time, in whole or in part, for a period of 30 days from the date of this prospectus supplement, to buy up to an additional 1,095,000 shares of our Class A common stock and/or warrants to purchase up to 547,500 shares of our Class A common stock from us at the public offering price, less the underwriting discounts and commissions and the non-accountable expense reimbursement, to cover these sales.

The underwriting agreement provides that, subject to certain conditions, including the approval of certain legal matters by the underwriter’s counsel and certain other conditions set forth in the underwriting agreement, we agree to sell and the underwriter agrees to purchase all of the units offered hereby.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted the underwriter an option, exercisable one or more times at any time or from time to time, in whole or in part, for a period of 30 days from the date of this prospectus supplement, to buy up to an additional 1,095,000 shares of our common stock and/or warrants to purchase up to 547,500 shares of our common stock from us at the public offering price, less the underwriting discounts and commissions and the non-accountable expense reimbursement, to cover these sales. The underwriter may exercise this option one or more times, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Commissions and Expenses

The underwriter proposes to offer the shares of Class A common stock and warrants purchased pursuant to the underwriting agreement to the public at the public offering price per unit set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.023 per unit. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the overallotment option to purchase additional shares of Class A common stock and/or warrants we have granted to the underwriter):

	Per Unit		Total
	Without Overallotment	With Overallotment	Without Overallotment	With Overallotment
	Option	Option	Option	Option
Public offering price	$0.650	$0.650	$4,745,000	$5,456,750

Underwriting discounts and commissions paid by us	$0.046	$0.046	$332,150	$381,973

Proceeds to us, before expenses	$0.604	$0.604	$4,412,850	$5,074,777

In addition, we have agreed to reimburse the underwriter at closing up to a maximum aggregate of $125,000 for all reasonable filing fees and reasonable fees and disbursements of the underwriter’s counsel incurred in connection with the qualification of the shares Class A common stock being offered in this offering and in connection with any FINRA filing and all reasonable out-of-pocket expenses that have been incurred by the underwriter in connection with this offering, including legal fees and for costs incurred by the underwriter in connection with investor presentations and any road shows it conducts. We estimate that expenses payable by us in connection with this offering of our securities, other than the underwriting discounts and commissions, will be approximately $250,000.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.
Restrictions on Future Sales

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock, or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of the underwriter for a period of 90 days, subject to an 18 day extension under certain circumstances (the “Lock-up Period”), following the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of securities sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of options or warrants and the vesting of restricted stock awards or units and (iii) the issuance of employee stock options and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans.
In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition of any shares of Class A common stock or any other securities currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing, without the prior written consent of the underwriter, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the closing date of this offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for transfers (i) as a bona fide gift or gifts to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree to be bound by these restrictions, (ii) by will or the laws of descent and distribution, (iiii) to one or more trusts for bona fide estate planning purposes or (iv) to us or as may be required under any of our benefit plans.
Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other website maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of our shares of common stock offered hereby is completed, SEC rules may limit the underwriter from bidding for and purchasing our shares of common stock.
In connection with the offering the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Overallotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any covered short position by either exercising its overallotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the overallotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.
Passive market making.

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

The underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.
Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:
(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive authorized or regulated, whose corporate purpose is solely to invest in securities;
(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or
(c) in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended ) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49 (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.
The underwriter has represented, warranted and agreed that:
(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and
(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.
The transfer agent for our Class A common stock is American Stock Transfer & Trust Company, LLC.
LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Wave by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriter by DLA Piper LLP (US), East Palo Alto, California.
EXPERTS

The consolidated financial statements of Wave Systems Corp. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2014 consolidated financial statements contains an explanatory paragraph that states that Wave Systems Corp. has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
WHERE YOU CAN FIND MORE INFORMATION

Wave is subject to the periodic filing requirements of the Exchange Act. Further to Wave’s obligations under the Exchange Act, Wave files reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave’s website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.
As stated previously, Wave’s Class A common stock is traded on the NASDAQ Capital Market. Material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Wave to incorporate into this prospectus supplement information Wave files with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement and information Wave files with the SEC after the date of this prospectus supplement will automatically update and supersede this information. Wave incorporates by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the securities that are part of this offering have been sold. Wave also incorporates by reference herein any information it files with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents Wave has incorporated by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 9, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 1, 2015;

•	Current Reports on Form 8-K filed with the SEC on January 20, 2015; January 30, 2015; February 25, 2015; March 3, 2015; April 30, 2015;

•	The description of Wave’s common stock contained in its Registration Statement on Form 8-A; and

•	Wave’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2015.

Notwithstanding the above, information that is “furnished” to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.
Wave will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephoning the Company’s Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

PROSPECTUS
WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600
$15,000,000
Class A Common Stock
Preferred Stock
Warrants
Units

We may offer from time to time:

•	Shares of our Class A common stock;

•	Shares of our preferred stock;

•	Warrants to purchase any of the other securities that may be sold under this prospectus; and

•	Any combination of these securities.
The securities we offer will have an aggregate public offering price of up to $15,000,000.
We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “WAVX.” The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.
As of January 6, 2015, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or the public float, was approximately $33.5 million, which was calculated based on 45,962,324 shares of outstanding Class A common stock held by non-affiliates and on a price per share of $0.73, the closing price of our Class A common stock on the Nasdaq Capital Market on January 6, 2015. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus other than $4,753,769 in offerings pursuant to the At the Market Sales Agreement with MLV & Co. LLC. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float (the market value of our Class A common stock held by our non-affiliates, measured as of a date within 60 days prior to such sale) in any 12-month period so long as our public float remains below $75.0 million. As of January 6, 2015, one-third of our public float, calculated based on the highest closing price of our Class A common stock within the last 60 days, is equal to approximately $16.8 million.
In addition to the shares covered under this prospectus, our securities are currently also subject to ongoing public distribution pursuant to (i) a prospectus covering the resale of an aggregate of 5,267,374 shares of our Class A common stock issued in connection with our acquisition of Safend, Ltd. on September 22, 2011 (pursuant to the registration statement on Form S-3, Registration No.333-177644), (ii) a prospectus covering the resale of an aggregate of 1,807,230 shares of our Class A common stock issued to certain selling stockholders (pursuant to the registration statement on Form S-3, Registration No.333-188627) and (iii) a prospectus covering the resale of an aggregate of 372,578 shares of our Class A common stock issued to certain selling stockholders (pursuant to the registration statement on Form S-3, Registration No.333-191699).
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is current as of the date of this prospectus even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus, we will provide a supplement to this prospectus that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we file with the SEC, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” Unless the context requires otherwise or unless otherwise noted, all references to “Wave,” “we,” or “our” are to Wave Systems Corp.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
Various statements made in this prospectus under the captions “Our Company” and “Risk Factors,” and made elsewhere in this prospectus, and in documents incorporated into this prospectus, are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, level of activity or performance to be materially different from those expressed or implied by any forward-looking statement. This prospectus includes, without limitation, forward-looking information about the following:

•	the development of the markets and demand for our products and services;

•
our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

•	our ability to generate revenues from sales of products;

•	our ability to generate license and other fee revenue in the future;

•	the amounts we invest in research and development activities in the future;

•	future levels of operating expenses associated with our business;

•	our future revenues and results of operations;

•	our future exposure to market risk; and

•	our future capital needs and our ability to fund those needs.
When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “future,” “could,” “should,” “would,” “expect,” “envision,” “potentially” and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus under the heading “Risk Factors” and the documents incorporated herein by reference.
In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

OUR COMPANY
Wave develops, produces and markets products for hardware-based digital security, including security applications and services that are complementary to, and work with, the specifications of the Trusted Computing Group, www.trustedcomputinggroup.org (the “TCG”), an industry standards organization comprised of computer and device manufacturers, software vendors and other computing products manufacturers. Specifications developed by the TCG are designed to address a broad range of current and evolving digital security issues. These issues include: identity protection, data security, digital signatures, electronic transaction integrity, platform trustworthiness, network security and regulatory compliance.
The TCG was formed in April 2003 by its promoting founders: AMD, HP, IBM, Intel, and Microsoft. Wave was initially invited to join the founding group as a contributing member. Since 2008, Wave has held a permanent seat on the TCG Board of Directors (the “TCG Board”). Wave has also elevated its membership status to “Promoter”, the highest level of the TCG. Permanent members of the TCG Board provide guidance to the organization’s work groups in the creation of specifications used to protect personal computers (“PCs”) and other computing devices from attacks and to help prevent data loss and theft. Wave’s enhanced membership status allows it to take a more active role in helping to develop, define and promote hardware-enabled trusted computing security technologies, including related hardware building blocks and software interfaces. Wave is eligible to serve on and chair the TCG Board and the Work Groups and Special Committees thereof. Wave is permitted to submit revisions and addendum proposals for specifications with design guides and is similarly permitted to review and comment on design guides prior to their adoption.
The TCG promotes a hardware-based trusted computing platform, which is a platform that uses a semiconductor device, known as a Trusted Platform Module (“TPM”) that contains protected storage and performs protected activities, including platform authentication, protected cryptographic processes and capabilities allowing for the attestation of the state of the platform which provides the first level of trust for the computing platform (a “Trusted Platform”). The TPM is a hardware chip that is separate from the platform’s main CPU(s) that enables secure protection of files and other digital secrets and performs critical security functions such as generating, storing and protecting “cryptographic keys” which are secret codes used to decipher encrypted or coded data. While TPMs provide the anchor for hardware security, known as the “root of trust,” trust is achieved by integrating the TPM within a carefully architected trust infrastructure and supporting the TPM with essential operational and lifecycle services, such as key management and credential authentication.
The TCG also promotes the use of Self-Encrypting Drives (“SEDs”). SEDs are based on TCG specifications which enable integrated encryption and access control within the protected hardware of the disk drive. SEDs are designed to provide advanced data protection technology and they differ from software-based full disk encryption in that encryption takes place in hardware in a manner designed to provide robust security without slowing processing speeds. Because the drives can be factory-installed, these systems can be configured such that encryption is “always on” for the protection of proprietary information. The TCG has issued storage specifications over SEDs. These specifications are based upon the Opal Security Subsystem Class (SSC) specification — an industry standard issued by the TCG. The SSC specification gives vendors an industry standard for developing SEDs that secure data.
The majority of Wave’s TPM and SED related products utilize the standards and specifications set by the TCG.
The overall number of PC models being offered by original equipment manufacturers (“OEMs”) and equipped with a TPM and/or SED, combined with the increased number of OEMs that have introduced TPM and SED equipped models has continued to accelerate the rate at which TPMs and SEDs are being shipped by the PC industry. The offering of products using TCG specifications to the PC market is an important development in the creation of the market for hardware-based computer security. Wave is continuing to execute its strategy to leverage its products in an effort to become a leading provider of software, applications and services for this market.
On September 22, 2011 Wave completed its acquisition of 100% of the business of Safend Ltd. (“Safend”), a company incorporated under the laws of Israel. Safend provides endpoint data loss protection solutions, including port and device control, encryption for removable media and content inspection and discovery.
Wave’s operations to-date have consisted primarily of product development, performance under contract to develop products and marketing and sales to PC and semi-conductor chip original equipment manufacturers (“OEMs”), resellers, and enterprises.

Wave was incorporated in Delaware under the name Indata Corp. on August 12, 1988. Wave changed its name to Cryptologics International, Inc. on December 4, 1989. Wave changed its name again to Wave Systems Corp. on January 22, 1993. Wave’s principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238 and Wave/s telephone number is (413) 243-1600.

RISK FACTORS
An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed below, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described below and in Wave’s SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the value of our securities could decline, and you might lose all or part of your investment.
In preparing our financial statements for the fiscal year ended December 31, 2013, we identified a material weakness in our internal control over financial reporting, and our failure to remedy this or other material weaknesses could result in material misstatements in our financial statements.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) promulgated under the Exchange Act. Our management identified a material weakness in our internal control over financial reporting as of December 31, 2013. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified by management as of December 31, 2013 consisted of the failure to effectively execute controls over testing and reviewing vendor specific objective evidence of fair value of maintenance for the Safend unit. See “Item 9A—Management’s annual report on internal control over financial reporting” of our Annual Report on Form 10-K for the year ended December 31, 2013 for further information.
We have implemented remedial measures designed to address this material weakness. If our remedial measures are insufficient to address this material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.
Our business, financial condition and results of operations may be adversely affected by the unprecedented economic and market conditions.
The recent global economic downturn could significantly and adversely affect our business, financial condition and results of operation in various ways. The world economy is also facing a number of new challenges, including uncertainty related to the continuing discussions in the United States regarding the U.S. federal debt ceiling, the combination of expiring tax cuts and mandatory reduction in federal spending, along with widespread skepticism about the implementation of any resulting agreements, and recent turmoil and hostilities in the Middle East, North Africa and other geographic areas and countries. The deterioration in the global economy has negatively impacted the demand for our products and services and our ability to conduct our business, thereby reducing our revenues and earnings. In addition, the economic downturn, has negatively impacted, and/or may negatively impact, among other things:

•	the continued growth and development of our business;

•	our liquidity;

•	our ability to raise capital and obtain financing; and

•	the price of our common stock.

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss our business will not be financially viable.
We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. Wave’s revenue during the nine-months ended September 30, 2014 was less than operating expenses as our products have not yet attained widespread commercial acceptance. This is due in part to the early stage nature of our products with respect to the digital security industry in which we operate. As of September 30, 2014, we had an accumulated deficit of approximately $426.4 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.
To achieve profitability we must, among other things:

•
continue to convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

•	convince computer end users and enterprise computer customers to purchase our upgrade software and server products for trusted computing;

•	convince consumers to choose to order, purchase and accept products using our products and services;

•	continue to maintain the necessary resources, especially talented software programmers;

•
continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

•	generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.
If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.
We may be unable to raise or generate the additional financing or cash flow, which will be necessary to continue as a going concern for the next twelve months.
Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. Due to our current cash position, our forecasted capital needs over the next twelve months and beyond, uncertainty as to whether we will achieve our sales forecast for our products and services and the fact that we may require additional financing, substantial doubt exists with respect to our ability to continue as a going concern.
In addition to our efforts to generate revenue sufficient to fund our operations or complete one or more commercial or strategic transactions, Wave may evaluate additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted and the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing, we may be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate which would in turn impede our ability to achieve our business objectives. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable. If we are not successful in generating sufficient cash flow or obtaining additional funding we may be unable to continue our operations, develop or enhance our products, take advantage of future opportunities or respond to competitive pressures. Due to our current cash position, our forecasted capital needs over the next twelve months and beyond, uncertainty as to whether we will achieve our sales forecast for our products and services and the fact that we may require additional financing, substantial doubt exists with respect to our ability to continue as a going concern.
A single customer accounts for a significant portion of our revenues and, therefore, the loss of that customer may have a material adverse effect on our results of operations.
We expect that a small number of customers will continue to account for a large portion of our revenues for the foreseeable future. Dell accounted for approximately 34% of our revenue for the nine-months ended September 30, 2014, as discussed below. If our relationship with any of our significant customers was disrupted, we could lose a significant portion of our anticipated revenues, which may have a material adverse effect on our results of operations as discussed below.
Factors that could influence our relationships with our customers include, among other things:
• our ability to sell our products at prices that are competitive with our competitors;
• our ability to maintain features and quality standards for our products sufficient to meet the expectations of our customers; and
• our ability to produce and deliver a sufficient quantity of our products in a timely manner to meet our customers’ requirements.
If our OEM customers fail to purchase our components or to sell sufficient quantities of their products incorporating our components or if our OEM customers’ sales timing and volume fluctuates, it may have a material adverse effect on our results of operations.
In general, our ability to make sales to OEM customers depends on our ability to compete on price, delivery and quality. The timing and volume of these sales depend upon the sales levels and shipping schedules for the products into which our OEM customers incorporate our products. Thus, even if we develop a successful component, our sales will not increase unless the product into which our component is incorporated is successful. If our OEM customers decide not to incorporate our products as components of their products or fail to sell a sufficient quantity of products incorporating our components, or if the OEM customers’ sales timing and volume fluctuate, it may lead to a reduction in our sales and have a material adverse effect on our results of operations.
Sales to a relatively small number of OEM customers, as opposed to direct retail sales to end customers, comprise a large portion of our revenues. Dell accounted for approximately 34% of our revenue for the nine-months ended September 30, 2014. From time to time Dell updates its hardware platforms with new security solutions packages. Our bundled software has been included on Dell platforms since 2006 (including on the DDPA that is currently shipping). On March 15, 2013, Dell notified us that it would be replacing the DDPA solution in its next generation of client hardware platforms that began shipping in late 2013. As it has with other solution upgrades since 2006, Dell has also informed us that it will continue to discuss with Wave opportunities to include our software on future Dell platforms. However, Dell has not communicated to us any decisions regarding future platforms and we have no assurance that our software will be included in Dell’s future platforms. Wave plans to continue to work with Dell to offer software solutions to enhance and improve Dell’s hardware platforms. If we are not successful in continuing to sell our technologies with Dell’s future platforms, this could have a material adverse impact on our revenues. We anticipate that our royalty revenue received from Dell will continue to decline as the Dell platforms that include Wave software decrease in shipping volume.
Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.
The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.
Wave’s business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.
As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.
Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.
Wave’s product offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.
Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.
Our products have not been accepted as industry standards which may slow their sales growth.
We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop and/or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology; and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.
If we do not keep up with technological changes our product development and business growth will suffer.
Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements and emerging industry standards, our success will depend upon, among other things, our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost-effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer and we may not have the ability to remain in business.
We are subject to risks relating to potential security breaches of our software products.
Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.
A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks. If the security of products or services is breached, our results of operations may be materially adversely affected by the liability resulting from the breach.
Competition and competing technologies may render some or all of our products non-competitive or obsolete.
An increasing number of market entrants have introduced or are developing products and services that compete with Wave’s. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave’s potential competitors include security solutions providers such as RSA Security, Inc. (a division of EMC), Symantec, Computer Associates, Verisign, Inc., Entrust, Inc., Utimaco (acquired by Sophos), PGP (acquired by Symantec), Credant (acquired by Dell), SafeBoot (acquired by McAfee), SafeNet, WinMagic, Secude (acquired by SAP) and GuardianEdge (acquired by Symantec) and major systems integrators such as IBM and HP. In addition, Wave competes with other client security applications companies that are developing trusted computing applications including Softex Incorporated, Phoenix Technologies Ltd., Infineon Technologies AG and Microsoft.
Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave’s early stage and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.
We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.
Due in large part to Wave’s early stage and lesser name recognition, we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems’ integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.
Product defects or development delays may limit our ability to sell our products.
We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market’s demand.
If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.
We believe that our future success depends upon the continued service of our key technical personnel and on our ability to attract and retain highly skilled technical, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.
We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.
Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.
We rely on trade secrets and proprietary know-how which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached and we may not have adequate remedies for these breaches. Our trade secrets may become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. However, intellectual property laws may not adequately protect our technology. We have registered various trademark and service mark registrations with the United States Patent and Trademark Office. Wave may apply for additional name and logo marks in the United States and foreign jurisdictions in the future, but we cannot be assured that registration of any of these trademarks will be granted.
We conduct a portion of our operations in the State of Israel and, therefore, political, economic and military instability in Israel and its region may adversely affect our business.
Safend’s operations are located in the State of Israel, which constitute a material portion of our business. Accordingly, political, economic and military conditions in Israel and the surrounding region may affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Although Israel has entered into peace treaties with Egypt and Jordan, and various agreements with the Palestinian Authority, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians and others, since September 2000. The establishment in 2006 of a government in the Gaza Strip by representatives of the Hamas militant group has created heightened unrest and uncertainty in the region. In mid-2006, Israel engaged in an armed conflict with Hezbollah, a Shiite Islamist militia group based in Lebanon, and in June 2007, there was an escalation in violence in the Gaza Strip. From December 2008 through January 2009, Israel engaged in an armed conflict with Hamas, which involved missile strikes against civilian targets in various parts of Israel and which negatively affected business conditions in Israel. During July 2014, Israel was again engaged in an armed conflict with Hamas involving missile strikes against civilian targets in various parts of Israel which negatively affected business conditions in the region. Also, there continues to be great international concern in connection with Iran’s efforts to develop and enrich uranium which could lead to the development of nuclear weapons. Iran’s successful enrichment of uranium could significantly alter the geopolitical landscape in the Middle East, including the threat of international war, which could significantly impact business conditions in Israel.
Recent political uprisings, regime changes and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and have raised new concerns regarding security in the region and the potential for armed conflict. Among other things, this instability may affect the global economy and marketplace through changes in oil and gas prices. Further escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and the portion of our business related to our operations there.
Safend received Israeli government grants for certain of its research and development activities. The terms of these grants may require Safend to meet certain requirements in order to manufacture products and transfer technologies outside of Israel. Safend may be required to pay penalties in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs.
The research and development efforts of Safend have been financed, in part, through grants that Safend has received from the Israeli Office of the Chief Scientist, or OCS. Safend therefore must comply with the requirements of the Israeli Law for the Encouragement of Industrial Research and Development, 1984, and related regulations, or the Research Law regarding the intellectual property and products generated by Safend. The terms of these grants and the Research Law restrict the transfer of know-how if such know-how is related to products, know-how and/or technologies which were developed using the OCS grants, and the transfer of manufacturing or manufacturing rights of such products, technologies and/or know-how outside of Israel without the prior approval, pursuant to the Research Law, of the appropriate authority of the OCS. Therefore, the discretionary approval of an OCS committee will be required for any transfer to third parties outside of Israel of rights related to certain of Safend’s technologies which have been developed with OCS funding. Safend may not receive the required approvals should it wish to transfer this technology and/or development outside of Israel in the future.
Furthermore, the OCS may impose certain conditions on any arrangement under which Safend transfers technology or development out of Israel. Overseas transfers of technology, manufacturing and/or development from OCS funded programs, even if approved by the OCS, may be subject to restrictions set forth in the Research Law. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. If Safend fails to comply with the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any OCS payments previously received by Safend, together with interest and penalties, and may also be subject to criminal penalties.
We may not be able to realize all of the anticipated benefits of our acquisition of Safend if we fail to integrate Safend successfully, which could reduce our profitability.
Our ability to realize the anticipated benefits of our acquisition of Safend will depend, in part, on our ability to integrate the business of Safend successfully and efficiently with our business. The combination of two independent companies is a complex, costly and time-consuming process. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, preclude realization of the full benefits expected by us. If we are not successful in this integration, our financial results could be adversely impacted. Our management will be required to dedicate significant time and effort to this integration process, which could divert their attention from other business concerns. In addition, the overall integration of the two companies may result in unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other relationships, a loss of key employees, and diversion of management’s attention, and may cause our stock price to decline. The difficulties of combining the operations of the two companies include, among others:

•	challenges associated with minimizing the diversion of management attention from ongoing business concerns;

•	addressing differences in the business cultures of Wave and Safend;

•	coordinating geographically separate organizations which may be subject to additional complications resulting from being geographically distant from our other operations;

•	coordinating and combining international operations, information systems, relationships, and facilities, and eliminating duplicative operations;

•	retaining key employees and maintaining employee morale;

•	unanticipated changes in general business or market conditions that might interfere with our ability to carry out all of its integration plans; and

•	preserving important strategic and customer relationships.
In addition, even if Safend’s operations are integrated successfully with ours, we may not realize the full potential benefits of the transaction, including the leveraging of production and combined research and development that are expected. Such benefits may not be achieved within our anticipated time frame, or at all.
Failure to comply with the Foreign Corrupt Practices Act (“FCPA”), and other similar anti-corruption laws, could subject us to penalties and damage our reputation.
We are subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from making corrupt payments to foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment, and requires companies to maintain certain policies and procedures. Certain of the jurisdictions in which we conduct business are at a heightened risk for corruption, extortion, bribery, pay-offs, theft and other fraudulent practices. Under the FCPA, U.S. companies may be held liable for actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of the FCPA, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.
Regulation of international transactions may limit our ability to sell our products in foreign markets.
Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products without a license and with no restrictions to any country throughout the world with the exception of Cuba, Iran, North Korea, Sudan and Syria.
Any new product offerings will be subject to review by the Bureau of Export Administration to determine what export classification they will receive. Enhancements to existing products may be subject to review by the Bureau of Export Administration to determine their export classification. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently, we are allowed to export the products for which we have received classification in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.
In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets. A violation of foreign regulations could limit our access to such markets and have a negative effect on our results of operations.
Our stock price is volatile.
The price of our Class A Common Stock has been, and likely will continue to be, subject to wide fluctuations in response to a number of events and factors such as:

•	quarterly variations in operating results;

•	announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

•	the operating and stock price performance of other companies that investors may deem comparable to us; and

•	news reports relating to trends in our markets.
In addition, the stock market in general and the market prices for technology-related companies in particular have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A Common Stock and any of our other securities for which a market develops regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. It is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense. The diversion of management’s attention and capital resources could have a material adverse effect on our business. In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

We may be subject to conflicts of interest that could adversely slow our corporate governance process.
Our current Board of Directors does not include any representatives of our strategic partners. However, our Board of Directors has included in the past and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board’s deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.
Governmental regulation may slow our growth and decrease our profitability.
There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent, in significant respect, on the Internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.
Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.
If we make any acquisitions we will incur a variety of costs and may never realize the anticipated benefits.
If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses which could adversely affect our results of operations and financial condition.
If our common stock ceases to be listed for trading on the NASDAQ Capital Market, it may harm our stock price and make it more difficult to sell shares.
Our common stock is listed on the NASDAQ Capital Market. In order to maintain our NASDAQ listing, NASDAQ Marketplace Rule 5550(a)(2) requires that the bid price for our common stock not fall below $1.00 per share for a period of 30 consecutive trading days. Because of the volatility in our common stock price, there can be no assurance that we will be able to maintain compliance with this requirement. If our minimum bid price remains below $1.00 for 30 consecutive trading days, under the current NASDAQ Capital Market rules, we will have a period of 180 days to attain compliance by meeting the minimum bid price requirement for 10 consecutive days during the compliance period. In the event that we do not regain compliance during such 180 day period, we would be entitled to an additional 180 day compliance period if we meet the other initial listing requirements of the NASDAQ Capital Market at the end of such initial 180 day period. In addition to the $1.00 bid price rule, in order to remain listed on the NASDAQ Capital Market, we must also maintain compliance with all of the other required continued listing requirements of the NASDAQ Capital Market, including the $35 million market capitalization requirement. If our common stock ceases to be listed for trading on the NASDAQ Capital Market, we expect that our common stock would be traded on the Financial Industry Regulatory Authority’s Over-the-Counter Bulletin Board (OTC-BB). The level of trading activity of our common stock may decline if it is no longer listed on the NASDAQ Capital Market. If our common stock ceases to be listed for trading on the NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price and make it more difficult to sell your shares of our common stock.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to combined fixed charges and preference dividends, respectively, in the applicable prospectus supplement for such offering.
USE OF PROCEEDS
Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and funding the acquisition of related businesses and technologies.
GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL
We may offer and sell, at any time and from time to time:

•	Shares of our Class A common stock, par value $.01 per share;

•	Shares of our preferred stock, par value $.01 per share;

•	Warrants to purchase any of the other securities that may be sold under this prospectus; or

•	Any combination of these securities.
The terms of any securities offered, including the price, will be determined at the time of sale. We may issue preferred stock that is exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK
Following is a summary of the material terms of Wave’s capital stock, including its Class A common stock. The summary is not complete and should be read in conjunction with Wave’s Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”) and Restated By-Laws which are included as exhibits to the registration statement of which this prospectus forms a part.
Authorized and Outstanding Shares
Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value. Shares of our Class B common stock are not being offered pursuant to this prospectus.
As of January 6, 2015, a total of 45,962,324 shares of our Class A common stock and 8,885 shares of our Class B common stock were issued and outstanding. No shares of our preferred stock were issued and outstanding as of January 6, 2015.
In addition, as of January 6, 2015:

•	3,348,370 shares of Class A common stock were reserved for issuance upon the exercise of employee and director options outstanding;

•	2,186,604 shares of Class A common stock were reserved for issuance under existing option plans;

•	1,075,674 shares of Class A common stock were reserved for issuance under employee stock purchase plan; and

•	4,556,880 shares of Class A common stock were reserved for the exercise of warrants outstanding.
Common Stock
Wave’s Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.
Voting Rights
The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave’s board of directors or in the event of an “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave’s board of directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave’s board of directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision does not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of our initial public offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.
Under Wave’s Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave’s Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.
Dividends
Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave’s board of directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave’s Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.
Conversion
The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.
Other Rights
Neither class of common stock contains preemptive or other rights of the holders to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable.
Listing
Wave’s Class A common stock is listed on the NASDAQ Capital Market under the trading symbol “WAVX.”
Transfer Agent and Registrar
The transfer agent and registrar for Wave’s common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (718) 921-8210.
Preferred Stock
Pursuant to Wave’s Restated Certificate of Incorporation, Wave’s board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, in one or more series. Wave’s board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Wave’s board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.
We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.
The General Corporation Law of the State of Delaware, the state of Wave’s incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-takeover Effects of Provisions of our Restated Certificate of Incorporation and Restated By-laws and of Delaware Law
Certain provisions of Wave’s charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of Wave’s common stock.
Restated Certificate of Incorporation and Restated By-laws.
Wave’s Restated By-laws provide for an advance notice procedure for stockholder proposals to be considered at annual meetings of stockholders, such as the nomination, other than by or at the direction of Wave’s board of directors, of candidates for election as directors. In addition, under Wave’s Restated By-laws newly created directorships resulting from any increase in the number of directors (which may be undertaken by action of a majority of the board of directors) or any vacancies in the board of directors resulting from death, resignation, removal (which may be undertaken by action of a majority of the board of directors) or otherwise, may be filled by the remaining director or directors. Provisions of Wave’s Restated By-laws may be amended by the board of directors without the approval of Wave’s shareholders. Wave’s Restated Certificate of Incorporation provides that Wave’s board of directors may provide for the issuance of preferred stock in one or more series with distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the board of directors determines. Wave’s board of directors could designate and issue preferred stock in a manner that could adversely affect voting or other rights of Wave’s common stock. As described above, shares of Wave’s Class B common Stock have special voting rights with respect to mergers and certain other transactions that could result in a change in control of Wave. The foregoing provisions could be used to deter or delay certain transactions involving an actual or potential change in control of Wave.

Delaware Takeover Statute.
Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation’s voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation’s voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to Wave.

DESCRIPTION OF WARRANTS
The following sets forth certain general terms and provisions of the Warrants that may be issued under this prospectus. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued under this prospectus independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in any applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and related securities, if any, will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire, and procedures and conditions relating to the exercise of the warrants;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material or special United States federal income tax considerations applicable to the warrants;

•	provisions for adjustment of the exercise price or number or amount of securities issuable upon the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.
We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply, as the case may be, to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.
We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly (including our affiliates), through agents or through a combination of these methods. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities (including any managing underwriters), the public offering or purchase price of such securities, the net proceeds we will receive from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions (inside and outside of the United States) where we are authorized to do so.
If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The maximum compensation or discount to be received by any member of the Financial Industry Regulatory Authority or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant to Rule 415 under the Securities Act.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “WAVX”. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for Wave by Willkie Farr & Gallagher LLP, New York, New York.
EXPERTS
The consolidated financial statements of Wave Systems Corp. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2013 consolidated financial statements contain an explanatory paragraph that states that Wave Systems Corp. has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2013 expresses an opinion that Wave Systems Corp. did not maintain effective internal control over financial reporting as of December 31, 2013 because of the effects of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness has been identified and included in management’s assessment related to a failure to timely execute the control to test the existence of vendor specific objective evidence of fair value for maintenance for the Safend reporting unit.

WHERE YOU CAN FIND MORE INFORMATION
Wave is subject to the periodic filing requirements of the Exchange Act. Further to Wave’s obligations under the Exchange Act, Wave files reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave’s website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.
As stated previously, Wave’s Class A common stock is traded on the Nasdaq Capital Market. Material filed by Wave can be inspected the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows Wave to incorporate into this prospectus information Wave files with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information Wave files with the SEC after the date of this prospectus will automatically update and supersede this information. Wave incorporates by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the securities that are part of this offering have been sold. Wave also incorporates by reference herein any information it files with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents Wave has incorporated by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014 filed with the SEC on May 9, 2014, August 8, 2014, and November 10, 2014;

•	Current Reports on Form 8-K filed with the SEC on March 13, 2014, April 1, 2014, June 17, 2014, June 24, 2014, October 21, 2014, December 2, 2014 and December 19, 2014;

•	The description of Wave’s common stock contained in its Registration Statement on Form 8-A; and

•	Wave’s definitive proxy statement on Schedule 14A filed with the SEC on May 9, 2014.
Notwithstanding the above, information that is “furnished” to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.
Wave will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company’s Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.